Exhibit 24.1

POWER OF ATTORNEY

Novo A/S, a Denmark corporation, hereby grants Power of Attorney to Thomas Dyrberg, and appoints him as attorney-in-fact, to prepare, execute and submit in the name of and on behalf of Novo A/S, the following documents:

Forms 3, 4, and 5, Schedules 13G and 13D, Forms 13F and 13H, and any amendments thereto, and any other filings advisable or required to be filed by Novo A/S under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

Form IDs, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling Novo A/S to make electronic filings with the United States Securities and Exchange Commission (the “SEC”); and

Transaction based reporting and representations required to enable sales of stock by Novo A/S under Rule 144 of the Securities Act of 1933, as amended, including but not limited to Rule 144 Forms, Representation Letters to Brokers, and Representation letters to Issuers relating to such sales.

Novo A/S hereby grants to Thomas Dyrberg full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by Novo A/S in a signed writing delivered to the foregoing attorney-in-fact.

Hellerup, 1 September 2016

Novo A/S

/s/ Sten Scheibye

Chairman of the Board of Directors

Novo A/S

/s/ Kasim Kutay

Chief Executive Officer

Novo A/S

Schedule I

Information regarding each director and executive officer of both Novo A/S and the Novo Nordisk Foundation is set forth below.

Novo A/S

Name, Title at Novo A/S	Address	Principal Occupation	Citizenship

Sten Scheibye Chairman of the Board	Rungsted Strandvej 197C 2960 Rungsted Kyst Denmark	Professional Board Director	Denmark

Göran Ando Director	Essex Woodlands Berkeley Square House Berkeley Square London, W1J 6BD United Kingdom	Self-employed Professional Board Director	Sweden

Jeppe Christiansen Director	Kollemose 37 2830 Virum Denmark	Chief Executive Officer Fondsmaeglerselskabet Maj Invest A/S	Denmark

Steen Riisgaard Director	Hestetangsvej 155 3520 Farum Denmark	Professional Board Director	Denmark

Per Wold-Olsen Director	T7B22 Favray Court Tigne Point TP01 Malta	Professional Board Director	Norway

Kasim Kutay Chief Executive Officer of Novo A/S	Bredgade 63, 3.th. 1260 Copenhagen K Denmark	Chief Executive Officer of Novo A/S	British

Thomas Dyrberg Managing Partner-Ventures	Bengtasvej 9a 2900 Hellerup Denmark	Managing Partner-Ventures	Denmark

Michael Shalmi Managing Partner Large Investments	Stigårdsvej 4 2900 Hellerup Denmark	Head of Large Investments, Novo A/S	Denmark

Novo Nordisk Foundation

Name, Title at Novo Nordisk Foundation	Address	Principal Occupation	Citizenship

Sten Scheibye Chairman of the Board	Rungsted Strandvej 197C 2960 Rungsted Kyst Denmark	Professional Board Director	Denmark

Bo Ahrén Director	Merkuriusgatan 11 S-224 57 Lund Sweden	Professor of Medicine and Vice Chancellor, Lund University Lund, Sweden	Sweden

Karsten Dybvad Director	Carl Baggers Alle 15 2920 Charlottenlund Denmark	Director General and Chief Executive Officer DI (Confederation of Danish Industry)	Denmark

Lars Fugger Director	Staunton Road 72 OX3 7TP Great Britain	Professor, John Radcliffe Hospital University of Oxford, Oxford, Great Britain	Denmark

Anne Marie Kverneland Director	Nybrovej 216 2800 Kgs. Lyngby Denmark	Laboratory Technician Novo Nordisk A/S	Denmark

Lars Bo Køppler Director	Anemonevej 7 3550 Slangerup Denmark	Technician Novozymes A/S	Denmark

Désirée J. Asgreen Director	Strandhaven 105 2665 Vallensbæk Strand Denmark	Project Director Novo Nordisk A/S	Denmark

Marianne Philip Director	Tranegårdsvej 5 2900 Hellerup Denmark	Attorney	Denmark

Steen Riisgaard Vice Chairman of the Board	Hestetangsvej 155 3520 Farum Denmark	Professional Board Director	Denmark

Birgitte Nauntofte Chief Executive Officer	Engbakkevej 24 2920 Charlottenlund Denmark	Chief Executive Officer Novo Nordisk Foundation	Denmark